EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of Forefront, Inc., of our report dated November 7, 2000 relating to the consolidated financial statements of the Company, as of June 30, 2000 and 1999 and for the years then ended, appearing in such Prospectus. We also consent to the references to us under the heading "Expert" in the Prospectus.

CHRISTOPHER,  SMITH,  LEONARD,
BRISTOW,  STANELL  &  WELLS,  P.A.

January  22,  2001


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